UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2012

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Silicon Laboratories Inc. (the “Company”) filed a Form 8-K announcing its chief executive officer transition plan.  As stated in the Form 8-K filed on March 1, 2012, G. Tyson Tuttle was appointed as Chief Executive Officer, effective as of April 19, 2012.

Upon the effective date of his appointment, Mr. Tuttle received a salary increase to $450,000 per year, his annual target bonus as a percentage of base salary was increased to 125% and he received a grant of 59,953 market stock units (MSUs) which shall vest on May 15, 2015, contingent upon his continued service.  The actual number of shares to be awarded pursuant to MSUs shall be determined based upon the performance of the Company’s stock price relative to the Philadelphia Semiconductor Sector Total Return Index over a three year period.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 19, 2012, the Company held its Annual Meeting of Stockholders.  The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1 – Election of Class II Directors

	Votes For	Votes Withheld	Votes Abstaining	Broker Non-Votes
Harvey B. Cash	34,273,918	1,841,370	—	2,710,894
G. Tyson Tuttle	35,479,982	635,306	—	2,710,894
David R. Welland	34,665,122	1,450,166	—	2,710,894

Proposal 2 – Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 29, 2012

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
38,386,612	430,895	8,675	—

Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
35,813,758	274,157	27,373	2,710,894

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 20, 2012	/s/ Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Vice President and
Chief Financial Officer
(Principal Financial Officer)